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                                                                EXHIBIT 10.1.2.4

                                    ADDENDUM
                                       TO
                             STOCK OPTION AGREEMENT

        The following provisions are hereby incorporated into, and are hereby made a part of, that certain Stock Option Agreement (the "Option Agreement") by and between Ask Jeeves, Inc. (the "Corporation") and ____________________________ ("Optionee") evidencing the stock option (the "Option") granted this day to Optionee under the terms of the Corporation's 1999 Equity Incentive Plan, and such provisions are effective immediately.

        All capitalized terms in this Addendum, to the extent not otherwise defined herein, shall have the meanings assigned to them in the Option Agreement.

            INVOLUNTARY TERMINATION/AUTHORIZED RESIGNATION FOLLOWING
                     CHANGE IN CONTROL/BUSINESS SEGMENT SALE

        1. To the extent the Option is to be assumed or otherwise continued in effect in connection with a Change in Control or Business Segment Sale, the Option shall not, upon the occurrence of that Change in Control or Business Segment Sale, accelerate as to any of the shares at the time subject to the Option (the "Option Shares"), and the Option shall accordingly continue, over Optionee's period of Continuous Service following such Change in Control or Business Segment Sale, to vest and become exercisable for those Option Shares in one or more installments in accordance with the normal vesting schedule for the Option set forth in the Option Agreement (the "Vesting Schedule"). However, immediately upon an Involuntary Termination of Optionee's Continuous Service within twelve (12) months following such Change in Control or Business Segment Sale or an Authorized Resignation in connection with such Change in Control or Business Segment Sale, Optionee shall, for purposes of such Vesting Schedule, be credited with an additional twelve (12) months of Continuous Service so that the Option, to the extent not otherwise fully vested and exercisable for all the Option Shares, shall become immediately exercisable for that additional number of Option Shares equal to the incremental number of shares for which the Option would have vested and become exercisable in accordance with the Vesting Schedule had Optionee completed an additional twelve (12) months of Continuous Service at the time of his or her Involuntary Termination or Authorized Resignation. In no event, however, shall the number of Option Shares for which the Option vests and becomes exercisable on such an accelerated basis exceed the number of shares as to which the Option is not otherwise actually vested and exercisable, in accordance with the Vesting Schedule, immediately prior to the effective date of such Involuntary Termination or Authorized Resignation.

        2. The Option as accelerated pursuant to this Addendum shall remain so exercisable until the earlier of (i) the expiration date of the Option set forth in the Option Agreement or (ii) the sooner termination of the Option in accordance with the applicable provisions of the Option Agreement or Section 11 of the Plan.


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        3. For purposes of this Addendum the following definitions shall be in effect:

                AUTHORIZED RESIGNATION shall mean the Optionee's resignation from employment with the Corporation (or any successor entity) for any reason within the ninety (90)-day period beginning six (6) months after the effective date of a Change in Control or Business Segment Sale.

                BUSINESS SEGMENT SALE shall mean the sale or other spinoff of all or substantially all of the assets primarily attributable to the Corporation's operation of the Web Properties line of business.

                CHANGE IN CONTROL shall mean a change in the ownership or control of the Corporation effected through any of the following transactions:

                        (A) a merger, consolidation or reorganization approved by the Corporation's stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation's outstanding voting securities immediately prior to such transaction;

                        (B) any stockholder-approved sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation;

                        (C) any transaction or series of related transactions pursuant to which any person or any group of persons comprising a "group" within the meaning of Rule 13d-5(b)(1) under the Securities Exchange Act of 1934, as amended (other than the Corporation or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Corporation) becomes directly or indirectly the beneficial owner (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing (or convertible into or exercisable for securities possessing) thirty-five percent (35%) or more of the total combined voting power of the Corporation's securities (determined by the power to vote with respect to the elections of Board members) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Corporation or the acquisition of outstanding securities held by one or more of the Corporation's stockholders; or

                        (D) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board


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        members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

                An INVOLUNTARY TERMINATION shall mean the termination of Optionee's Continuous Service by reason of:

                                (A) Optionee's involuntary dismissal or
        discharge by the Corporation (or any successor entity) for reasons other than Misconduct, or

                                (B) Optionee's voluntary resignation following
        (i) a reduction in Optionee's level of compensation (including base salary, fringe benefits and target bonus under any corporate performance based bonus or incentive programs) by more than fifteen percent (15%) or
        (ii) a relocation of Optionee's place of employment by more than fifty
        (50) miles, provided and only if such reduction or relocation is effected by the Corporation without Optionee's consent.

                MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any Affiliate), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Corporation (or any Affiliate) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Affiliate) to discharge or dismiss Optionee or any other person in the service of the Corporation (or any Affiliate) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of this Agreement, to constitute grounds for termination for Misconduct.

                IN WITNESS WHEREOF, Ask Jeeves, Inc. has caused this Addendum to be executed by its duly authorized officer as of the Effective Date specified below.

                                       ASK JEEVES, INC.

                                       By:
                                              ----------------------------------
                                       Title:
                                              ----------------------------------


EFFECTIVE DATE: ___________________________, 2003


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